Exhibit 99.1
Cipher Mining Provides Fourth Quarter and Full Year 2024 Business Update

Fourth Quarter 2024 Net Earnings of $18m, and Adjusted Earnings of $51m

Completed upgrade of Odessa fleet, increasing total self-mining hashrate to ~13.5 EH/s

Completed acquisition of Stingray data center site, featuring 100 MW of front-of-the-meter capacity, all necessary regulatory approvals, and 250 acres of land adjacent to transmission assets

Completed acquisition of additional 337 acres of land adjacent to Barber Lake site and entered into 60-day exclusivity for negotiations to build an additional 500 MW HPC data center adjacent to the current site

NEW YORK—February 25, 2025—Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”) today announced its fourth quarter and full year 2024 financial results, with an update on its operations and business strategy.

“We had an extremely productive fourth quarter at Cipher, as we continued the on-time execution of our growth and expansion plans,” said Tyler Page, CEO. “We successfully upgraded our Odessa fleet, which grew our total self-mining hashrate to approximately 13.5 EH/s. We are also nearing the completion of Phase I of Black Pearl, which remains on track to energize in the second quarter of this year.”

In addition, Cipher closed on the acquisition of Stingray, a data center site in West Texas with 100 MW of front-of-the-meter capacity. The Company also acquired 337 additional acres of land adjacent to its Barber Lake site, as well as entered into 60 days of exclusivity with Priority Power to negotiate building an additional 500 MW HPC data center adjacent to the current site.

“With our 2.8 GW pipeline and proven track record of execution, we are confident in our vision of becoming a leading data center developer for HPC infrastructure while remaining best-in-class in bitcoin mining,” said Mr. Page.

Finance and Operations Highlights

•Completed upgrade of the Odessa fleet, increasing total self-mining hashrate to ~13.5 EH/s
•Completed acquisition of 100 MW Stingray data center site
•Completed acquisition of additional 337 acres adjacent to Barber Lake site
•Entered into exclusivity with Priority Power to negotiate building an additional 500 MW HPC data center adjacent to the Barber Lake site
•Grew pipeline to 2.8 GW of site capacity with optionality for both HPC or bitcoin mining data centers
•Construction of Phase I of Black Pearl, featuring 150 MW of capacity and expected to generate over ~9.5 EH/s, remains on track to energize in the second quarter of this year
•Exercised S21 XP Bitmain option to support Phase I of Black Pearl
•Q4 2024 net earnings of $18 million, or $0.05 per diluted share, and adjusted earnings of $51 million, or $0.14 per diluted share

Business Update Call and Webcast

The live webcast and a webcast replay of the conference call can be accessed from the investor relations section of Cipher’s website at https://investors.ciphermining.com/. To access this conference call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

About Cipher

Cipher is focused on the development and operation of industrial-scale data centers for bitcoin mining and HPC hosting. Cipher aims to be a market leader in innovation, including in bitcoin mining growth, data center construction and as a hosting partner to the world's largest HPC companies. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as, statements about the Company’s beliefs and expectations regarding its future results of operations and financial position, its planned business model and strategy, its bitcoin mining and HPC data center development, timing and likelihood of success, capacity, functionality and timing of operation of data centers, expectations regarding the operations of data centers, potential strategic initiatives, such as joint ventures and partnerships, and management plans and objectives, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts it may make to modify aspects of its business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Cipher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to be filed with the Securities and Exchange Commission (“SEC”), and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Website Disclosure

The company maintains a dedicated investor website at https://investors.ciphermining.com/investors (“Investors’ Website”). Financial and other important information regarding the Company is routinely posted on and accessible through the Investors Website. Cipher uses its Investors’ Website as a distribution channel of material information about the Company, including through press releases, investor presentations, reports and notices of upcoming events. Cipher intends to utilize its Investors’ Website as a channel of distribution to reach public investors and as a means of disclosing material non-public information for complying with disclosure obligations under Regulation FD. In addition, you may sign up to automatically receive email alerts and other information about the Company by visiting the “Email Alerts” option under the Investors Resources section of Cipher’s Investors’ Website and submitting your email address.

Non-GAAP Financial Measures

This press release includes supplemental financial measures for Adjusted Earnings (Loss) and Adjusted Earnings (Loss) per share - diluted, in each case that exclude the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses and (vi) the non-cash change in fair value of warrant liability. These supplemental financial measures are not measurements of financial performance under accounting principles generally accepted in the United Stated (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate our business performance and to help make operating decisions. We believe the use of these non-GAAP financial measures can also facilitate comparison of our operating results to those of our competitors by excluding certain items that vary in our industry based on company policy.

Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from the non-GAAP financial measure, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers and directors. Similarly, we expect that depreciation and amortization will continue to be a recurring expense over the term of the useful life of the related assets. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our consolidated financial statements included elsewhere in this press release, which have been prepared in accordance with GAAP. We rely primarily on such consolidated financial statements to understand, manage and evaluate our business performance and use the non-GAAP financial measures only supplementally.

Contacts:
Investor Contact:
Courtney Knight
Head of Investor Relations at Cipher Mining
Courtney.knight@ciphermining.com

Media Contact:
Ryan Dicovitsky / Kendal Till
Dukas Linden Public Relations
CipherMining@DLPR.com

CIPHER MINING INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$5,585	$86,105
Accounts receivable	596	622
Receivables, related party	2,090	245
Prepaid expenses and other current assets	3,387	3,670
Bitcoin	92,651	32,978
Receivable for bitcoin collateral	32,248	—
Derivative asset	31,648	31,878
Total current assets	168,205	155,498
Restricted cash	14,392	-
Property and equipment, net	480,865	243,815
Deposits on equipment	38,872	30,812
Intangible assets, net	8,881	8,109
Investment in equity investees	53,908	35,258
Derivative asset	54,022	61,713
Operating lease right-of-use asset	12,561	7,077
Security deposits	19,782	23,855
Other noncurrent assets	3,958	-
Total assets	$855,446	$566,137
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$22,699	$4,980
Accounts payable, related party	-	1,554
Accrued expenses and other current liabilities	69,824	22,439
Finance lease liability, current portion	3,798	3,404
Operating lease liability, current portion	3,127	1,166
Short-term borrowings	32,330	-
Warrant liability	-	250
Total current liabilities	131,778	33,793
Asset retirement obligation	20,282	18,394
Finance lease liability	7,331	11,128
Operating lease liability	9,833	6,280
Deferred tax liability	4,269	5,206
Total liabilities	173,493	74,801
Commitments and contingencies (Note 13)
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of December 31, 2024, and December 31, 2023	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 361,432,449 and 296,276,536 shares issued as of December 31, 2024 and December 31, 2023, respectively, and 350,783,817 and 290,957,862 shares outstanding as of December 31, 2024, and December 31, 2023, respectively	361	296
Additional paid-in capital	863,015	627,822
Accumulated deficit	(181,412)	(136,777)
Treasury stock, at par, 10,648,632 and 5,318,674 shares at December 31, 2024 and December 31, 2023, respectively	(11)	(5)
Total stockholders’ equity	681,953	491,336
Total liabilities and stockholders’ equity	$855,446	$566,137

CIPHER MINING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)

	Year Ended December 31,
	2024	2023
Revenue - bitcoin mining	$151,270	$126,842
Costs and operating (expenses) income
Cost of revenue	(62,364)	(50,309)
Compensation and benefits	(60,796)	(57,399)
General and administrative	(32,655)	(27,796)
Depreciation and amortization	(102,448)	(59,093)
Change in fair value of derivative asset	(7,921)	26,836
Power sales	5,405	9,941
Equity in losses of equity investees	(384)	(2,530)
Unrealized gains on fair value of bitcoin	11,313	3,299
Realized gains on sale of bitcoin	51,548	7,739
Other gains	3,333	2,355
Total costs and operating expenses	(194,969)	(146,957)
Operating loss	(43,699)	(20,115)
Other income (expense)
Interest income	3,384	164
Interest expense	(1,708)	(1,999)
Change in fair value of warrant liability	250	(243)
Other expense	(2,544)	(17)
Total other income (expense)	(618)	(2,095)
Loss before taxes	(44,317)	(22,210)
Current income tax expense	(1,255)	(201)
Deferred income tax benefit (expense)	937	(3,366)
Total income tax benefit (expense)	(318)	(3,567)
Net loss	$(44,635)	$(25,777)
Loss per share - basic and diluted	$(0.14)	$(0.10)
Weighted average shares outstanding - basic and diluted	323,103,303	252,439,461

Non-GAAP Financial Measures
The following are reconciliations of our Adjusted Earnings (Loss) and Adjusted Earnings (Loss) per share - diluted, in each case excluding the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses and (vi) the non-cash change in fair value of warrant liability, to the most directly comparable GAAP measures for the periods indicated (in thousands, except for per share amounts):

	Year Ended December 31,
	2024	2023
Reconciliation of Adjusted Earnings:
Net loss	$(44,635)	$(25,777)
Change in fair value of derivative asset	7,921	(26,836)
Share-based compensation expense	42,132	38,470
Depreciation and amortization	102,448	59,093
Deferred income tax expense	(937)	3,366
Other gains - nonrecurring	-	(2,355)
Change in fair value of warrant liability	(250)	243
Adjusted (loss) earnings	$106,679	$46,204

	Year Ended December 31,
	2024	2023
Reconciliation of Adjusted Earnings per share - diluted:
Net loss per share - diluted	$(0.14)	$(0.10)
Change in fair value of derivative asset per diluted share	0.02	(0.11)
Share-based compensation expense per diluted share	0.13	0.15
Depreciation and amortization per diluted share	0.32	0.23
Deferred income tax expense per diluted share	—	0.01
Other gains - nonrecurring per diluted share	—	(0.01)
Change in fair value of warrant liability per diluted share	—	—
Adjusted (loss) earnings per diluted share	$0.33	$0.17